Exhibit 99

Press Release

Contact:	Claire M. Gulmi
Executive Vice President and
Chief Financial Officer
(615) 665-1283

AMSURG REPORTS FOURTH-QUARTER NET EARNINGS FROM CONTINUING OPERATIONS OF $0.49 PER DILUTED SHARE

———————————

ACQUIRES 14 CENTERS DURING QUARTER WITH RECORD TOTAL ANNUALIZED OPERATING INCOME OF $60 MILLION

———————————

ESTABLISHES FINANCIAL GUIDANCE FOR 2013

NASHVILLE, Tenn. ─ (February 25, 2013) ─ Christopher A. Holden, President and Chief Executive Officer of AmSurg Corp. (NASDAQ: AMSG), today announced financial results for the fourth quarter and year ended December 31, 2012.  Revenues increased 10% for the quarter to $244.2 million from $221.1 million for the fourth quarter of 2011. Net earnings from continuing operations attributable to AmSurg common shareholders were $15.7 million, or $0.49 per diluted share, for the fourth quarter of 2012 compared with $13.6 million, or $0.43 per diluted share, for the fourth quarter of 2011.  The 2011 period included acquisition transaction costs of $0.02 per diluted share. Excluding these costs from the prior year, net earnings from continuing operations per diluted share attributable to AmSurg common shareholders increased 9% for the fourth quarter of 2012.

            Revenues for the year ended December 31, 2012 increased 19% to $928.5 million from $777.6 million for 2011.  Net earnings from continuing operations attributable to AmSurg common shareholders increased to $62.6 million, or $1.98 per diluted share, for 2012 from $50.4 million, or $1.61 per diluted share, for 2011.  Included in results for 2011 were acquisition transaction costs of $0.07 per diluted share.  Excluding these costs from 2011, net earnings from continuing operations per diluted share attributable to AmSurg common shareholders increased 19% for 2012.

            Mr. Holden said, “We are pleased with AmSurg’s operating and financial performance for the fourth quarter, which produced same-center revenue growth of 3% for the quarter and for all of 2012, up from 1% for the comparable periods in 2011.  Our fourth-quarter earnings included a negative impact from Hurricane Sandy of an estimated $0.01 per diluted share.  In addition, our acquisition strategy contributed significantly to our 19% growth in revenue and earnings per diluted share for full-year 2012 and, through a record level of activity in the fourth quarter, will continue to fuel our growth in 2013.  We completed the acquisition of 14 centers during the fourth quarter that generate a record $60 million in annualized operating income, all of which were single-center transactions.

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AMSG Reports Fourth-Quarter Results

February 25, 2013

            “During the quarter, we also merged the operations of one center into another center and added two centers to discontinued operations.  As a result, we completed 2012 with 240 centers in operation compared with 224 at the end of 2011.  We had two additional centers under letter of intent at the end of 2012.

            “Net cash flows from operating activities were $79.5 million for the fourth quarter of 2012 compared with $67.8 million for the fourth quarter of 2011.  Excluding distributions to noncontrolling interests, net cash flows from operations increased 22% to $39.7 million from $32.5 million.  In addition to maintenance and development capital expenditures of $8.1 million, we primarily applied cash flow to fund a portion of our acquisition costs for the fourth quarter. Net operating cash flows, excluding distributions, for all 2012 increased 27% to $132.7 million, and our maintenance and development capital expenditures for the year were $28.9 million.

            “During the quarter, we also enhanced our capital structure through a $250 million offering of 5.625% senior notes due 2020, the proceeds of which were used to reduce the outstanding balance on our revolving credit facility.  As previously discussed, this offering, in addition to supporting our fourth-quarter acquisitions, was designed to use the strength of our balance sheet to optimize our capital structure in support of our long-term growth. Through the offering, we took advantage of historically low interest rates and also significantly increased the percentage of our fixed-rate debt.  Also as previously discussed, we expect the offering to increase 2013 interest expense by approximately $0.20 per diluted share after tax versus 2012. While this increase will offset a portion of the incremental earnings expected from the fourth-quarter acquisitions, we expect the strengthening of our capital structure to meaningfully improve our ability to implement our long-term growth strategies.

            “At the end of 2012, our ratio of total debt to trailing 12 months EBITDA as calculated under our credit agreement was 3.2 compared with 2.9 at the end of 2011.  We believe that this relatively low ratio, after two consecutive years of annual acquisition expenditures that were multiple times greater than our historical average, highlights the strengths of our business model.  With a continued anticipation of strong cash flow generation in 2013 and with availability of $195 million under our revolving credit facility, we are well positioned to fund our planned growth for the year.

            “Today, we establish our financial guidance for 2013, as well as our guidance for the first quarter of the year.  We expect our results to reflect the increased interest expense of $0.20 per diluted share discussed above, as well as reductions by the State of California in workers’ compensation reimbursement that are expected to have a negative impact on 2013 same-center revenues of approximately 100 basis points and on net earnings from continuing operations attributable to common shareholders of $0.06 per diluted share, spread relatively evenly through the year.  We will also have two less business days in the first quarter of 2013 compared with the first quarter of 2012.  Our 2013 financial guidance is as follows:

•         Revenues in a range of $1.06 billion to $1.09 billion.

•         Same-center revenue increase of 0% to 2%.

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AMSG Reports Fourth-Quarter Results

February 25, 2013

•         Center acquisitions that generate annualized operating income in a range of $25 million to $29 million.

•         Net cash flow provided by operating activities, less distributions to noncontrolling interests, in a range of $140 million to $150 million.

•         Net earnings from continuing operations per diluted share attributable to common shareholders in a range of $2.18 to $2.23.

•         For the first quarter of 2013, net earnings from continuing operations per diluted share attributable to common shareholders in a range of $0.50 to $0.52.

“Our 2013 financial guidance does not include any impact related to sequestration.  In the event that sequestration occurs under current legislation, it would negatively affect our results by $0.06 per diluted share on an annualized basis.”

The information contained in the preceding paragraphs, including information regarding the Company’s acquisition plans and financial results for future periods, is forward-looking information.  Forward-looking information involves known and unknown risks and uncertainties as described below.  There can be no assurance that AmSurg will be successful in acquiring the surgery centers described above and the attainment of the financial targets set forth in this press release is dependent on the assumptions described above.  The Company’s actual results and performance could differ materially from those expressed or implied by the forward-looking information contained in this press release.

            Mr. Holden concluded, “Our strong fourth-quarter acquisition activity and our improved same-center revenue performance in a slowly strengthening economic environment support our ability to achieve our growth objectives for 2013.  While we expect to continue to face headwinds in the near term from the uncertain strength of the economy and turmoil in the healthcare industry related to the Patient Protection Affordable Care Act (PPACA) and the national debate on taxes and spending, we believe trends favoring the long-term growth of the free-standing ASC industry and, in particular, AmSurg have not diminished.

            “We expect industry procedures to continue to be positively affected by the demographics of the baby boom generation and by the increased access to insurance expected to be provided to at least 30 million people under PPACA.  Concurrent with this increasing demand, the value proposition of lower cost, high quality care that we provide through our centers is resonating with payers, patients and physicians.  Operating the largest number of freestanding ASCs in the country, the Company is well-positioned to drive long-term organic growth as a result of these industry forces.

            “AmSurg also has an unequaled record of consistent growth through acquisition in an industry that remains highly fragmented.  In addition to our strong operating cash flow generation, we believe our access to capital is a competitive advantage in implementing our center acquisition strategy.  Through our continued fundamental focus on differentiating AmSurg through a physician-centric culture, we further believe we have built a market-leading position as

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AMSG Reports Fourth-Quarter Results

February 25, 2013

the physician partner of choice.  With these competitive strengths in an industry experiencing favorable long-term growth trends, we are confident of our ability to achieve long-term growth in earnings and shareholder value.”

            AmSurg Corp. will hold a conference call to discuss this release today at 4:30 p.m. Eastern time.  Investors will have the opportunity to listen to the conference call over the Internet by going to www.amsurg.com and clicking “Investors” or by going to www.earnings.com at least 15 minutes early to register, download, and install any necessary audio software.  For those who cannot listen to the live broadcast, a replay will be available at these sites shortly after the call and continue for 30 days.

This press release contains forward-looking statements.  These statements, which have been included in reliance on the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, involve risks and uncertainties.  Investors are hereby cautioned that these statements may be affected by important factors, including, but not limited to, the following risks: the risk that payments from third-party payors, including government healthcare programs, may decrease or not increase as the Company’s costs increase; adverse developments affecting the medical practices of the Company’s physician partners; the Company’s ability to maintain favorable relations with its physician partners; the Company’s ability to compete for physician partners, managed care contracts, patients and strategic relationships; the Company’s ability to acquire and develop additional surgery centers on favorable terms; the Company’s ability to grow revenues by increasing procedure volume while maintaining its operating margins and profitability at its existing centers; the Company’s ability to manage the growth in its business; the Company’s ability to obtain sufficient capital resources to complete acquisitions and develop new surgery centers; adverse weather and other factors beyond the Company’s control that may affect the Company’s surgery centers; adverse impacts on the Company’s business associated with current and future economic conditions; the Company’s failure to comply with applicable laws and regulations; the risk of changes in legislation, regulations or regulatory interpretations that may negatively affect the Company; the risk of becoming subject to federal and state investigation; uncertainties regarding the impact of the Health Reform Law; the risk of regulatory changes that may obligate the Company to buy out interests of physicians who are minority owners of its surgery centers; potential liabilities associated with the Company’s status as a general partner of limited partnerships; liabilities for claims brought against our facilities; the Company’s legal responsibility to minority owners of its surgery centers, which may conflict with its interests and prevent it from acting solely in its best interests; risks associated with the potential write-off of the impaired portion of intangible assets; potential liability relating to the tax deductibility of goodwill; and other risk factors described in AmSurg’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and other filings with the Securities and Exchange Commission.  Consequently, actual results, performance or developments may differ materially from the forward-looking statements included above. AmSurg disclaims any intent or obligation to update these forward-looking statements.

AmSurg Corp. acquires, develops and operates ambulatory surgery centers in partnership with physician practice groups throughout the United States.  At December 31, 2012, AmSurg owned and operated 240 centers.

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AMSG Reports Fourth-Quarter Results

February 25, 2013

AMSURG CORP.

Unaudited Selected Consolidated Financial and Operating Data

(Dollars in thousands, except per share amounts)

	For the Three Months		For the Year
	Ended December 31,		Ended December 31,
Statement of Earnings Data:	2012	2011	2012	2011

Revenues	$244,160	$221,148	$928,509	$777,587
Operating expenses:
Salaries and benefits	76,615	68,505	291,713	240,386
Supply cost	35,483	31,120	132,044	102,356
Other operating expenses	51,700	49,175	194,293	169,730
Depreciation and amortization	7,709	7,410	30,078	25,872
Total operating expenses	171,507	156,210	648,128	538,344
Equity in earnings of unconsolidated affiliates	461	466	1,564	613
Operating income	73,114	65,404	281,945	239,856
Interest expense	5,011	4,169	16,972	15,330
Earnings from continuing operations before income taxes	68,103	61,235	264,973	224,526
Income tax expense	10,519	9,982	42,627	35,254
Net earnings from continuing operations	57,584	51,253	222,346	189,272
Discontinued operations:
Earnings from operations of discontinued interests in surgery centers, net of income tax	232	398	1,272	2,385
Gain (loss) on disposal of discontinued interests in surgery centers, net of income tax	1,578	(159)	25	(1,543)
Net earnings from discontinued operations	1,810	239	1,297	842
Net earnings	59,394	51,492	223,643	190,114
Less net earnings attributable to noncontrolling interests:
Net earnings from continuing operations	41,894	37,701	159,761	138,878
Net earnings from discontinued operations	686	243	1,319	1,239
Total net earnings attributable to noncontrolling interests	42,580	37,944	161,080	140,117
Net earnings attributable to AmSurg Corp. common shareholders	$16,814	$13,548	$62,563	$49,997
Amounts attributable to AmSurg Corp. common shareholders:
Earnings from continuing operations, net of income tax	$15,690	$13,552	$62,585	$50,394
Discontinued operations, net of income tax	1,124	(4)	(22)	(397)
Net earnings attributable to AmSurg Corp. common shareholders	$16,814	$13,548	$62,563	$49,997

Earnings per share-basic:
Net earnings from continuing operations attributable to AmSurg Corp. common shareholders	$0.51	$0.44	$2.03	$1.65
Net earnings (loss) from discontinued operations attributable to AmSurg Corp. common shareholders	0.04	-	-	(0.01)
Net earnings attributable to AmSurg Corp. common shareholders	$0.54	$0.44	$2.03	$1.64

Earnings per share-diluted:
Net earnings from continuing operations attributable to AmSurg Corp. common shareholders	$0.49	$0.43	$1.98	$1.61
Net earnings (loss) from discontinued operations attributable to AmSurg Corp. common shareholders	0.04	-	-	(0.01)
Net earnings attributable to AmSurg Corp. common shareholders	$0.53	$0.43	$1.98	$1.60

Weighted average number of shares and share equivalents outstanding:
Basic	30,912	30,537	30,773	30,452
Diluted	31,757	31,323	31,608	31,211

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AMSG Reports Fourth-Quarter Results

February 25, 2013

AMSURG CORP.

Unaudited Selected Consolidated Financial and Operating Data, continued

(Dollars in thousands)

	For the Three Months		For the Year
	Ended December 31,		Ended December 31,
Operating Data:	2012	2011	2012	2011

Continuing centers in operation at end of period (consolidated)	238	222	238	222
Continuing centers in operation at end of period (unconsolidated)	2	2	2	2
Average number of continuing centers in operation (consolidated)	228	220	225	208
New centers added during the period	14	3	18	27
Centers merged into existing centers	1	-	2	-
Centers discontinued during the period	2	-	4	5
Centers under development/not opened at end of period	-	1	-	1
Centers under letter of intent at end of period	2	2	2	2
Average revenue per consolidated center	$1,071	$1,007	$4,135	$3,737
Same center revenues increase	3%	1%	3%	1%
Procedures performed during the period at consolidated centers	391,697	375,287	1,526,053	1,370,421
Income tax expense attributable to noncontrolling interests	$131	$107	$738	$568

Reconciliation of net earnings to EBITDA (1):
Net earnings from continuing operations attributable to AmSurg Corp. common shareholders	$15,690	$13,552	$62,585	$50,394
Add: income tax expense	10,519	9,982	42,627	35,254
Add: interest expense, net	5,011	4,169	16,972	15,330
Add: depreciation and amortization	7,709	7,410	30,078	25,872
EBITDA	$38,929	$35,113	$152,262	$126,850

Reconciliation of net earnings per share-diluted to adjusted net earnings per share-diluted (2):
Net earnings from continuing operations attributable to
AmSurg Corp. common shareholders	$0.49	$0.43	$1.98	$1.61
Plus: NSC transaction costs	-	0.02	-	0.07

Adjusted net earnings from continuing operations attributable to
AmSurg Corp. common shareholders	$0.49	$0.45	$1.98	$1.68

(1)     EBITDA is defined as earnings before interest, income taxes and depreciation and amortization.  EBITDA should not be considered a measure of financial performance under generally accepted accounting principles.  Items excluded from EBITDA are significant components in understanding and assessing financial performance.  EBITDA is an analytical indicator used by management and the health care industry to evaluate company performance, allocate resources and  measure leverage and debt service capacity.  EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operations, investing or financing activities, or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity.  Because EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculations, EBITDA as presented may not be comparable to other similarly titled measures of other companies.  Net earnings from continuing operations attributable to AmSurg Corp. common shareholders is the financial measure calculated and presented in accordance with generally accepted accounting principles that is most comparable to EBITDA as defined.

(2)     We believe the calculation of adjusted net earnings from continuing operations per diluted share attributable to AmSurg Corp. common shareholders provides a better measure of our ongoing performance and provides better comparability between periods because it excludes costs incurred in executing the NSC transaction, which are of a nature and significance not generally associated with our historical individual center acquisition activity. Adjusted net earnings from continuing operations per diluted share attributable to AmSurg Corp. common shareholders should not be considered as a measure of financial performance under accounting principles generally accepted in the United States, and the item excluded from it is a significant component in understanding and assessing financial performance. Because adjusted net earnings from continuing operations per diluted share attributable to AmSurg Corp. common shareholders is not a measurement determined in accordance with accounting principles generally accepted in the United States and is thus susceptible to varying calculations, it may not be comparable as presented to other similarly titled measures of other companies.

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AMSG Reports Fourth-Quarter Results

February 25, 2013

AMSURG CORP.

Unaudited Selected Consolidated Financial and Operating Data, continued

(Dollars in thousands)

	December 31,	December 31,
Balance Sheet Data:	2012	2011

Assets

Current assets:
Cash and cash equivalents	$46,398	$40,718
Accounts receivable, net of allowance of $22,379 and $18,844, respectively	96,752	93,454
Supplies inventory	18,406	15,039
Deferred income taxes	3,088	2,129
Prepaid and other current assets	27,537	21,875
Total current assets	192,181	173,215

Property and equipment, net	166,612	144,558
Investments in unconsolidated affiliates and long-term notes receivable	11,274	10,522
Goodwill	1,652,002	1,229,298
Intangible assets, net	22,517	15,425

Total assets	$2,044,586	$1,573,018

Liabilities and Equity

Current liabilities:
Current portion of long-term debt	$17,407	$10,800
Accounts payable	23,509	19,746
Current income taxes payable	-	1,796
Accrued salaries and benefits	29,251	22,224
Other accrued liabilities	14,246	9,088
Total current liabilities	84,413	63,654

Long-term debt	620,705	447,963
Deferred income taxes	137,648	114,167
Other long-term liabilities	25,972	28,131
Commitments and contingencies
Noncontrolling interests - redeemable	175,382	170,636
Preferred stock, no par value, 5,000,000 shares authorized, no shares issued or outstanding	-	-

Equity:
Common stock, no par value, 70,000,000 shares authorized, 31,941,441 and 31,283,772 shares outstanding, respectively	183,867	173,187
Retained earnings	505,621	443,058
Total AmSurg Corp. equity	689,488	616,245
Noncontrolling interests - non-redeemable	310,978	132,222
Total equity	1,000,466	748,467

Total liabilities and equity	$2,044,586	$1,573,018

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AMSG Reports Fourth-Quarter Results

February 25, 2013

AMSURG CORP.

Unaudited Selected Consolidated Financial and Operating Data, continued

(Dollars in thousands)

	For the Three Months		For the Year
	Ended December 31,		Ended December 31,
Statement of Cash Flow Data:	2012	2011	2012	2011

Cash flows from operating activities:
Net earnings	$59,394	$51,492	$223,643	$190,114
Adjustments to reconcile net earnings to net cash flows provided by operating activities:
Depreciation and amortization	7,709	7,410	30,078	25,872
Net gain on sale of long-lived assets	(1,664)	(238)	(1,065)	(1,518)
Share-based compensation	1,573	1,416	6,692	6,178
Excess tax benefit from share-based compensation	(516)	(488)	(1,784)	(977)
Deferred income taxes	5,941	5,039	24,558	23,623
Equity in earnings of unconsolidated affiliates	(461)	(466)	(1,564)	(613)
Increase (decrease) in cash and cash equivalents, net of effects of acquisition and dispositions, due to changes in:
Accounts receivable, net	3,230	(1,451)	8,061	(2,122)
Supplies inventory	(233)	47	110	168
Prepaid and other current assets	(4,326)	(642)	(4,651)	838
Accounts payable	3,354	165	579	(2,205)
Accrued expenses and other liabilities	4,040	4,990	7,550	2,329
Other, net	1,499	542	3,445	1,736
Net cash flows provided by operating activities	79,540	67,816	295,652	243,423

Cash flows from investing activities:
Acquisition of interests in surgery centers and related transactions	(261,291)	(50,723)	(277,388)	(239,223)
Acquisition of property and equipment	(8,064)	(6,838)	(28,864)	(22,170)
Proceeds from sale of interests in surgery centers	7,309	2,452	7,309	7,026
Net cash flows used by investing activities	(262,046)	(55,109)	(298,943)	(254,367)

Cash flows from financing activities:
Proceeds from long-term borrowings	515,355	58,344	565,566	288,869
Repayment on long-term borrowings	(283,025)	(29,564)	(394,164)	(129,107)
Distributions to noncontrolling interests	(39,875)	(35,326)	(162,941)	(138,724)
Proceeds from issuance of common stock upon exercise of stock options	6,286	2,112	18,214	6,872
Repurchase of common stock	-	(3,822)	(13,101)	(10,007)
Capital contributions and ownership transactions by noncontrolling interests	186	(38)	1,595	660
Excess tax benefit from share-based compensation	516	488	1,784	977
Financing cost incurred	(6,221)	(22)	(7,982)	(2,025)
Net cash flows provided by (used by) financing activities	193,222	(7,828)	8,971	17,515

Net increase in cash and cash equivalents	10,716	4,879	5,680	6,571
Cash and cash equivalents, beginning of period	35,682	35,839	40,718	34,147
Cash and cash equivalents, end of period	$46,398	$40,718	$46,398	$40,718

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AMSG Reports Fourth-Quarter Results

February 25, 2013

AMSURG CORP.

Unaudited Selected Consolidated Financial and Operating Data, continued

(Dollars in thousands, except per share amounts)

Presented below is certain statement of earnings and operating data for 2012, which have been restated in order to present additional discontinued operations.

				For the Nine
	For the Three Months			Months Ended
	March 31,	June 30,	Sept. 30,	Sept. 30,
Statement of Earnings Data:	2012	2012	2012	2012

Revenues	$228,899	$230,326	$225,124	$684,349
Operating expenses:
Salaries and benefits	72,115	70,604	72,379	215,098
Supply cost	32,097	33,029	31,435	96,561
Other operating expenses	47,132	48,398	47,063	142,593
Depreciation and amortization	7,341	7,429	7,599	22,369
Total operating expenses	158,685	159,460	158,476	476,621
Equity in earnings of unconsolidated affiliates	395	316	392	1,103
Operating income	70,609	71,182	67,040	208,831
Interest expense	4,267	4,158	3,536	11,961
Earnings from continuing operations before income taxes	66,342	67,024	63,504	196,870
Income tax expense	10,816	11,162	10,130	32,108
Net earnings from continuing operations	55,526	55,862	53,374	164,762
Net (loss) earnings from discontinued operations	(587)	(317)	391	(513)
Net earnings	54,939	55,545	53,765	164,249
Less net earnings attributable to noncontrolling interests:
Net earnings from continuing operations	39,972	39,802	38,093	117,867
Net earnings from discontinued operations	191	207	235	633
Total net earnings attributable to noncontrolling interests	40,163	40,009	38,328	118,500
Net earnings attributable to AmSurg Corp. common shareholders	$14,776	$15,536	$15,437	$45,749
Amounts attributable to AmSurg Corp. common shareholders:
Earnings from continuing operations, net of income tax	$15,554	$16,060	$15,281	$46,895
Discontinued operations, net of income tax	(778)	(524)	156	(1,146)
Net earnings attributable to AmSurg Corp. common shareholders	$14,776	$15,536	$15,437	$45,749

Earnings per share-basic:
Net earnings from continuing operations attributable to
AmSurg Corp. common shareholders	$0.51	$0.52	$0.50	$1.53
Net (loss) earnings from discontinued operations attributable to
AmSurg Corp. common shareholders	(0.03)	(0.02)	0.01	(0.04)
Net earnings attributable to AmSurg Corp. common shareholders	$0.48	$0.51	$0.50	$1.49
Earnings per share - diluted:
Net earnings from continuing operations attributable to
AmSurg Corp. common shareholders	$0.50	$0.51	$0.48	$1.49
Net (loss) earnings from discontinued operations attributable to
AmSurg Corp. common shareholders	(0.03)	(0.02)	0.01	(0.04)
Net earnings attributable to AmSurg Corp. common shareholders	$0.47	$0.49	$0.49	$1.45

Weighted average number of shares and share equivalents (000's):
Basic	30,619	30,743	30,819	30,727
Diluted	31,401	31,577	31,697	31,558

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AMSG Reports Fourth-Quarter Results

February 25, 2013

AMSURG CORP.

Unaudited Selected Consolidated Financial and Operating Data, continued

(Dollars in thousands, except per share amounts)

Presented below is certain statement of earnings and operating data for 2011, which have been restated in order to present additional discontinued operations.

					For the Year
	For the Three Months				Ended
	March 31,	June 30,	Sept. 30,	Dec. 31,	Dec. 31,
Statement of Earnings Data:	2011	2011	2011	2011	2011

Revenues	$176,531	$186,292	$193,616	$221,148	$777,587
Operating expenses:
Salaries and benefits	54,931	56,787	60,163	68,505	240,386
Supply cost	22,382	23,843	25,011	31,120	102,356
Other operating expenses	37,483	40,146	42,926	49,175	169,730
Depreciation and amortization	5,895	6,073	6,494	7,410	25,872
Total operating expenses	120,691	126,849	134,594	156,210	538,344
Equity in earnings of unconsolidated affiliates	-	-	147	466	613
Operating income	55,840	59,443	59,169	65,404	239,856
Interest expense	3,937	3,629	3,595	4,169	15,330
Earnings from continuing operations before income taxes	51,903	55,814	55,574	61,235	224,526
Income tax expense	8,159	8,788	8,325	9,982	35,254
Net earnings from continuing operations	43,744	47,026	47,249	51,253	189,272
Net earnings (loss) from discontinued operations	884	(649)	368	239	842
Net earnings	44,628	46,377	47,617	51,492	190,114
Less net earnings attributable to noncontrolling interests:
Net earnings from continuing operations	32,284	34,491	34,402	37,701	138,878
Net earnings from discontinued operations	651	256	89	243	1,239
Total net earnings attributable to noncontrolling interests	32,935	34,747	34,491	37,944	140,117
Net earnings attributable to AmSurg Corp. common shareholders	$11,693	$11,630	$13,126	$13,548	$49,997
Amounts attributable to AmSurg Corp. common shareholders:
Earnings from continuing operations, net of income tax	$11,460	$12,535	$12,847	$13,552	$50,394
Discontinued operations, net of income tax	233	(905)	279	(4)	(397)
Net earnings attributable to AmSurg Corp. common shareholders	$11,693	$11,630	$13,126	$13,548	$49,997

Earnings per share-basic:
Net earnings from continuing operations attributable to
AmSurg Corp. common shareholders	$0.38	$0.41	$0.42	$0.44	$1.65
Net earnings (loss) from discontinued operations attributable to
AmSurg Corp. common shareholders	0.01	(0.03)	0.01	-	(0.01)
Net earnings attributable to AmSurg Corp. common shareholders	$0.38	$0.38	$0.43	$0.44	$1.64
Earnings per share - diluted:
Net earnings from continuing operations attributable to
AmSurg Corp. common shareholders	$0.37	$0.40	$0.41	$0.43	$1.61
Net earnings (loss) from discontinued operations attributable to
AmSurg Corp. common shareholders	0.01	(0.03)	0.01	-	(0.01)
Net earnings attributable to AmSurg Corp. common shareholders	$0.38	$0.37	$0.42	$0.43	$1.60

Weighted average number of shares and share equivalents (000's):
Basic	30,420	30,415	30,436	30,537	30,452
Diluted	31,024	31,335	31,162	31,323	31,211

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AMSG Reports Fourth-Quarter Results

February 25, 2013

AMSURG CORP.

Unaudited Selected Consolidated Financial and Operating Data, continued

(Dollars in thousands, except per share amounts)

Presented below is certain statement of earnings and operating data for 2012 and 2011, which have been restated in order to present additional discontinued operations.

					For the Nine
		For the Three Months			Months Ended
		March 31,	June 30,	Sept. 30,	Sept. 30,
Operating Data:		2012	2012	2012	2012

Procedures		379,454	382,587	372,315	1,134,356
Reconciliation of net earnings to EBITDA (1):
Net earnings from continuing operations attributable to AmSurg Corp. common shareholders		$15,554	$16,060	$15,281	$46,895
Add: income tax expense		10,816	11,162	10,130	32,108
Add: interest expense, net		4,267	4,158	3,536	11,961
Add: depreciation and amortization		7,341	7,429	7,599	22,369
EBITDA		$37,978	$38,809	$36,546	$113,333

					For the Year
	For the Three Months				Ended
	March 31,	June 30,	Sept. 30,	Dec. 31,	Dec. 31,
Operating Data:	2011	2011	2011	2011	2011

Procedures	315,448	335,387	344,299	375,287	1,370,421
Reconciliation of net earnings to EBITDA (1):
Net earnings from continuing operations
attributable to AmSurg Corp. common shareholders	$11,460	$12,535	$12,847	$13,552	$50,394
Add: income tax expense	8,159	8,788	8,325	9,982	35,254
Add: interest expense, net	3,937	3,629	3,595	4,169	15,330
Add: depreciation and amortization	5,895	6,073	6,494	7,410	25,872
EBITDA	$29,451	$31,025	$31,261	$35,113	$126,850

(1)     EBITDA is defined as earnings before interest, income taxes and depreciation and amortization.  EBITDA should not be considered a measure of financial performance under generally accepted accounting principles.  Items excluded from EBITDA are significant components in understanding and assessing financial performance.  EBITDA is an analytical indicator used by management and the health care industry to evaluate company performance, allocate resources and  measure leverage and debt service capacity.  EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operations, investing or financing activities, or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity.  Because EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculations, EBITDA as presented may not be comparable to other similarly titled measures of other companies.  Net earnings from continuing operations attributable to AmSurg Corp. common shareholders is the financial measure calculated and presented in accordance with generally accepted accounting principles that is most comparable to EBITDA as defined.

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